Exhibit 10.7

Exclusive Option Agreement

This Exclusive Option Agreement (the “Agreement”) is signed by and among the following parties in Beijing, People’s Republic of China (“China”) on [Execution Date].

(1)         Party A: Shanghai Qiyue Information Technology Co., Ltd.

Unified Social Credit Code: 91310000MA1K1E3BX9

Address: Room A2-8914, Fumin Road No. 58, Hengsha Village, Chongming District, Shanghai

(2)         Party B: Beijing Qibutianxia Technology Co., Ltd.

Unified Social Credit Code: 91110106796743693W

Address: Room 117, F/117, Xinghuo Road No. 2, Science Park, Fengtai District, Beijing

(3)         Party C: [Name of VIE]

Unified Social Credit Code: [Unified Social Credit Code of VIE]

Address: [Address of VIE]

(Party A, Party B and Party C are hereinafter individually referred to as a/one “Party”, and collectively referred to as the “Parties”)

WHEREAS:

(1)                       Party A is a wholly foreign-owned enterprise formally established and validly existing in accordance with laws of China.

(2)                       Party C is a limited liability company formally established and validly existing in accordance with laws of China, and Party B is a registered shareholder of Party C and holds 100% equity of Party C.

(3)                       Party A and Party C signed a Technical Consultation and Service Agreement (the “Service Agreement”) on [Execution Date].

(4)                       Party B agrees to grant Party A an exclusive option to purchase by this Agreement, and Party A agrees to accept exclusive option to purchase all or part of equity of Party C that is held by Party B.

(5)                       Party C agrees to grant Party A an exclusive option to purchase by the Agreement, and Party A agrees to accept exclusive option to purchase all or part of assets that are held by Party C.

THEREFORE, the Parties hereby reach an agreement as follows through mutual consultation:

1.         Exclusive Option to Purchase

1.1           Granting of Exclusive Option to Purchase

Party B hereby exclusively and irrevocably grants Party A an exclusive option to purchase, to allow Party A or one person or several persons designated by Party A (“Person(s) Designated by Party A”) to purchase from Party B at any time all or part of equity of Party C that is held by Party B (the “Equity”) to the extent permitted by laws of China, with the steps determined by Party A at its sole discretion, and at the price specified in Article 1.3 hereof (“Equity Purchase Option”). Party A shall be entitled to accept and acquire all or part of the Equity by itself or any of the Person(s) Designated by Party A. Party B shall not refuse and shall transfer all or part of the Equity to Party A or any of the Person(s) Designated by Party A as required. No third party shall enjoy the Equity Purchase Option except for Party A and the Person(s) Designated by Party A. Party C hereby agrees that Party B grants the Equity Purchase Option to Party A. The “Person” as referred to in the article and this Agreement means an individual, company, joint venture, partnership, enterprise, trust or other non-company organization.

Party B and Party C hereby exclusively and irrevocably grants Party A an exclusive option to purchase, to allow Party A or any of the Person(s) Designated by Party A to purchase from Party C at any time all or part of assets (the “Assets”) that are held by Party C to the extent permitted by laws of China, with the steps determined by Party A at its sole discretion, and at the price specified in Article 1.3 hereof (“Assets Purchase Option”). Party A shall be entitled to accept and acquire all or part of the Assets by itself or any of the Person(s) Designated by Party A. Party B and Party C shall not refuse and shall transfer all or part of the Assets to Party A or any of the Person(s) Designated by Party A as required. No third party shall enjoy the Assets Purchase Option except for Party A and the Person(s) Designated by Party A. Party B and Party C hereby agrees that Party C grants the Assets Purchase Option to Party A.

1.2 Exercising Steps

Subject to the provisions of laws and regulations of China, Party A may exercise the Equity Purchase Option or Assets Purchase Option in accordance with Article 1.1 by sending Party B or Party C a written notice (“Purchase Notice”) in which it should specify the equity share to be purchased from Party B (“Purchased Equity”), or assets list to be purchased from Party C (“Purchased Assets”) and the way of purchase. The number of times that Party A exercises its rights is unlimited. Party B or Party C shall sign the Equity Transfer Agreement or Assets Transfer Agreement attached hereto, or other versions of equity transfer agreement or assets transfer agreement agreed upon by Party A, with Party A or any of the Person(s) Designated by Party A within seven (7) working days after they receive the Purchase Notice, to ensure that the Purchased Equity or the Purchased Assets are transferred to Party A or any of the Person(s) Designated by Party A as soon as possible. Meanwhile, Party B or Party C shall take all necessary actions to ensure that the relevant procedures for ownership transfer are completed as soon as possible.

1.3 Purchase Price

Unless the Purchased Equity or Purchased Assets is required to be evaluated or audited, or there are other restrictive provisions concerning the transfer price thereof as specified by applicable laws and regulations of China when Party A exercises its Equity Purchase Option or Assets Purchase Option, the Parties agree that the purchase price (“Purchase Price”) of the Purchased Equity and Purchased Assets shall be the lowest price as permitted by applicable laws.

1.4           Transfer of Purchased Equity

Each time when exercising the Equity Purchase Option:

(a)              Party B shall pass a resolution to approve its transfer of equity to Party A and/or any of the Person(s) Designated by Party A and sign a confirmation letter to agree to waive the right of first refusal to the equity transfer;

(b)              For each transfer, Party B shall sign an equity transfer agreement with Party A and/or the Person(s) Designated by Party A in accordance with provisions of the Agreement and the Purchase Notice with respect to the Purchased Equity in the format as specified in Appendix I hereof, or other format as agreed by Party A.

(c)               The Parties concerned shall sign all other necessary agreements, agreements or documents, obtain all necessary government approval and consent and take all necessary actions to grant the ownership of the Purchased Equity, free from  any security interest or other encumbrance, to Party A and/or the Person(s) Designated by Party A and make Party A and/or the Person(s) Designated by Party A be the registered owner of Purchased Equity in relevant industrial and commercial administrative department. For the purposes of Article 1.4 and the Agreement, “encumbrance” shall include guarantee, mortgage, pledge, third party rights or interests, any Equity Purchase Options, purchase rights, right of first refusal, right of offset, retention of ownership or other security arrangements etc. However, for the sake of clarity, it shall not include any security interest or encumbrance arising under the Agreement and the Equity Interest Pledge Agreement. The Equity Interest Pledge Agreement specified in Article 1.4 and the Agreement refers to the Equity Interest Pledge Agreement signed by and among Party A, Party B and Party C on the same day as the Agreement. According to that agreement, Party B pledges to Party A all its equity in Party C to guarantee Party B and Party C’s performance of their obligations under the Agreement and the Service Agreement;

(d)              Party B and Party C shall unconditionally make their best efforts to assist Party A and/or the Person(s) Designated by Party A in completing all government approvals, permits, registrations, filings and all necessary procedures to acquire the Purchased Equity.

1.5                     Transfer of Purchased Assets

Each time when exercising the Assets Purchase Option:

(a)              Subject to the provisions of Articles of Association of Party C, Party B shall instruct Party C to pass a/an Executive Director Decision/Resolution of the Board of Directors and/or Shareholder Decision/Resolution of the Meeting of Shareholders to approve Party B’s transfer of the assets to Party A and/or the Person(s) Designated by Party A.

(b)              Party C shall sign an assets transfer agreement with Party A and/or the Person(s) Designated by Party A in accordance with the provisions of the Agreement and the Purchase Notice with respect to the Purchased Assets in the format as specified in Appendix II hereof, or other format as agreed by Party A.

(c)               The Parties concerned shall sign all other necessary agreements, agreements or documents, obtain all necessary government approval and consent and take all necessary action to grant the ownership of the Purchased Assets to Party A and/or Any of the Person(s) Designated by Party A and make Party A and/or Any of the Person(s) Designated by Party A be the registered owner of the Purchased Assets in Industrial and Commercial Administrative Department without any security interest or other encumbrance.

(d)              Party B and Party C shall unconditionally make their best efforts to assist Party A and/or the Person(s) Designated by Party A in completing all government approvals, permits, registrations, filings and all necessary procedures to acquire the Purchased Assets.

2.                            Undertakings on Equity and Assets

2.1                     Undertakings of Party C

Each of Party B and Party C hereby undertakes that:

(a)              It will not supplement, change or modify Party C’s Articles of Association in any form, increase or reduce its registered capital or otherwise change its shareholding structure without prior written approval of Party A;

(b)              It will maintain Party C’s existence and operates its business and affairs prudently and effectively based on good financial and commercial standards and practices;

(c)               It will not perform any act and/or omission which may have any adverse effect on Party C’s assets, business and liabilities without prior written approval of Party A, or sell, transfer, mortgage or otherwise dispose of any of Party C’s legal or beneficial interest of any assets, business or income at any time since the signing of the Agreement, or permit to set up any other encumbrance including security interest thereon without the prior written approval of Party A;

(d)              It will not incur, inherit, guarantee or permit any debt without prior written approval of Party A, except for: (i) debt arising from normal or routine business processes rather than through borrowing; and (ii) liabilities disclosed to and agreed in writing by Party A;

(e)               It have been conducting all its business in ordinary course of business to maintain Party C’s asset value, and has no action and/or omission that is not conducive to its business status and asset value;

(f)                It will not sign any major agreement (for the purposes of this paragraph, if the value of an agreement exceeds RMB one million (1000,000), it shall be deemed to be a major agreement) without prior written approval of Party A, except for those signed in ordinary course of business;

(g)               It will not provide any loan or guarantee to anyone without prior written approval of Party A;

(h)              It will provide Party A with all information concerning Party C’s operation and financial status at the request of Party A;

(i)                  It will purchase and maintain an insurance from an insurance company acceptable to Party A, and the amount and type of the insurance shall be the same or of the same level as the amount generally insured by the company carrying on similar business and having similar property or assets in the same area as Party C;

(j)                 It will not merge or combine with, be purchased by, acquire, or make investment in any other person without prior written approval of Party A;

(k)              It will immediately notify Party A of any litigation, arbitration or administrative proceedings that may occur in connection with Party C’s assets, business and income;

(l)                  It will sign all necessary or appropriate documents, take all necessary or appropriate actions and make all necessary or appropriate claims or defend all claims to maintain the ownership of all of Party C’s assets;

(m)          It will not distribute dividend to the shareholders in any form without prior written approval of Party A; provided, however, that it shall distribute all distributable profits to the shareholders immediately upon the request of Party A; and

(n)              It will not dissolve or liquidate without written approval of Party A unless it is required by laws of China.

2.2                     Undertakings of Party B

Party B hereby undertakes that:

(a)              It will not sell, transfer, mortgage or otherwise dispose of any legal or beneficial right and interest of any equity at any time from the date of signing of the Agreement, or permit to set up any encumbrance thereon without prior written approval of Party A, except for the pledge of equity of Party C held by Party B in accordance with the Equity Interest Pledge Agreement.

(b)              It will not approve the sale, transfer, pledge or otherwise dispose of any legal or beneficial interest of any equity, or approve to set up any other security interest thereon without prior written approval of Party A, except to Party A and/or the Person(s) Designated by Party A; and it will not approve the transfer of Purchased Equity specified herein.

It will urge the meeting of its Shareholders not to approve the sale, transfer, pledge or otherwise dispose of lawful or beneficial interest of any equity, or approve to set up any other security interest thereon without prior written approval of Party A, except to Party A and/or the Person(s) Designated by Party A; and it will urge its shareholders to vote on the transfer of the Purchased Equity specified herein.

(c)               It will not agree, support or sign any decision to approve the merger or combination of Party C with any person, or be purchased by, acquire, or make investment in any person without prior written approval of Party A; or

It will not vote at the Shareholders Meeting of Party C to agree, support or sign any resolution to approve the merger or combination of Party C with any person, or be purchased by, acquire, or make investment in any person without prior written approval of Party A.

(d)              It will immediately notify Party A of any litigation, arbitration or administrative proceeding that may occur in connection with the equity of Party C.

(e)               It will sign all necessary or appropriate documents, take all necessary or appropriate actions and make all necessary or appropriate claims or defend all claims to maintain the ownership of all equity of Party C.

(f)                It will not perform any act and/or omission which may have any adverse effect on the assets, business and liabilities of Party C without prior written approval of Party A.

(g)               It will agree and appoint a Person(s) Designated by Party A as the director and general manager of Party C and other senior management personnel, and shall actively assist in all matters related to the appointment of such personnel at the request of Party A, including but not limited to signing the necessary documents, to assist in registering the appointment of such senior management personnel in the Industrial and Commercial Administrative Department;

(h)              To the extent permitted by laws of China and at the request of Party A, it will immediately and unconditionally transfer to Party A or the Person(s) Designated by Party A all or part of equity of Party C held by Party B at any time, waive the right of first refusal on the equity of other shareholders of Party C transferred to Party A or the Person(s) Designated by Party A, and actively assist in handling all matters related to the transfer, including but not limited to signing the necessary documents and assisting in registering the equity transfer with relevant industrial and commercial administrative department.

(i)                  It will strictly abide by the provisions of the Agreement and other agreements signed jointly or separately with Party C and Party A, practically perform all obligations under such agreements, and not perform any act and/or omission which may affect the validity and enforceability of such agreements; and

(j)                 It agrees and guarantees that it will sign an irrevocable Power of Attorney to authorize Party A or the Person(s) Designated by Party A to exercise all of its rights as a shareholder of Party C.

3.                            Representation and Warranty

Party B and Party C hereby, respectively, make the representation and warranty to Party A on the date of signing the Agreement and on each transfer date that:

(a)               It has the right to sign the Agreement, or any equity transfer agreement/assets transfer agreement (each “Transfer Agreement”) it signed for each transfer of Purchased Equity/Purchased Assets hereunder, and to perform its obligations under the Agreement and any Transfer Agreement. Once signed, the Agreement and each Transfer Agreement to which it is a Party shall constitute a legal, valid and binding obligation to Party A and be enforceable in accordance with its terms;

(b)              Neither the execution and performance of the Agreement or any Transfer Agreements nor the performance of its obligations under the Agreement or any Transfer Agreements will: (i) result in the violation of any relevant laws of China; (ii) be in conflict with the Articles of Association or other organization documents of Party C; (iii) result in the violation of any agreement or document that is binding upon it or to which it is a Party, or constitute a default of any agreement or document that is binding by Party A or in which Party A is as a Party; (iv) result in violation of any restriction relating to the granting and/or continuing validity of any license or approval granted to it; or (v) result in the suspension, revocation or any additional conditions of any license or approval granted to it;

(c)               Party C has good and marketable ownership of all assets, and does not or will not set up any form of encumbrance thereon, including security interests,  unless it is approved by Party A in writing;

(d)              Party C has no outstanding debt, except for: (i) debts incurred in its normal business process and (ii) debts disclosed to and agreed in writing by Party A;

(e)               There is no major litigation, arbitration or administrative proceedings currently in progress or pending or likely to occur in connection with the Equity, the assets of Party C or in connection with Party C; and

(f)                Party B has good and marketable ownership of all equity of Party C, and does not or will not set up any form of encumbrance thereon, including security interests, except for the pledge set up in accordance with the Equity Interest Pledge Agreement.

4.              Compensation for Breach

4.1                     Should any Party (the “Breaching Party”) violate any provision hereof and cause damage to the other Parties (the “Non-beaching Parties”), the Non-beaching Parties may send a written notice to the Breaching Party, requiring it to remedy and rectify the breach immediately. If the Breaching Party fails to take satisfactory measures to remedy and rectify the breach within fifteen (15) days from the date of the said notice, the Non-beaching Party shall be entitled to take other remedies in accordance with the methods prescribed herein or by legal means.

4.2                     Party B and Party C further agree that they shall fully indemnify Party A against and hold Party A harmless from any loss, damage, obligation and expense caused by or resulting from any litigation, claim or other demand against Party A due to performance of the Agreement by Party A.

4.3                     The Parties agree that this Article 4 shall remain in force whether or not this Agreement is modified, rescinded or terminated.

5.              Effectiveness and Term

5.1                     The Agreement shall come into effect as of the date of signing by all Parties. All Parties hereby agree and confirm that the validity of the terms and conditions hereof starts from the date when Party B becomes a shareholder of Party C.

5.2                     The Term of this Agreement should be ten (10) years unless it is early terminated in accordance with the provisions hereof.

5.3                     Unless Party A notifies Party B and Party C in writing that it does not agree to do so, this Agreement shall be extended automatically by ten (10) years after the expiration of the Term and each expiration hereof thereafter. Party B and Party C shall have no right to dispute over such extension.

6.              Termination

6.1                     This Agreement shall remain in force unless Party A does not agree to extend it on the expiration date in accordance with Article 5.3 hereof.

6.2                     During the Term of this Agreement and any extension thereof, Party A may decide, at its sole discretion, to send a written notice to Party B and Party C to terminate or rescind this Agreement unconditionally and without bearing any responsibility. Party B and Party C shall have no right to terminate this Agreement unilaterally.

7.              Governing Law and Dispute Settlement

7.1                     The execution, validity, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes shall be governed by laws of China.

7.2                     Any dispute arising from the interpretation and performance hereof shall be firstly settled by all Parties through friendly negotiation. If such negotiation fails within thirty (30) days after one Party has issued a written notice to the other requiring the negotiation, either Party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its current arbitration rules. The arbitration shall be held in Shanghai and conducted in Chinese. The arbitral award shall be final and binding upon all Parties.

7.3                     In case of any dispute arising from the interpretation and performance hereof or any ongoing arbitration on any dispute, except for to the subject matter of the dispute itself, the Parties shall continue exercising and performing their respective rights and obligations hereunder.

8.              Taxes and Fees:

Party B shall bear any and all taxes, expenses and fees incurred to or charged against the Parties for the purpose of preparing and signing this Agreement and each Transfer Agreement and completing the transactions contemplated under this Agreement and each Transfer Agreement in accordance with laws and regulations of China, unless Party A agrees to bear all or part of the taxes, expenses and fees.

9.              Notice

Any notice or other communication sent by either Party in accordance with this Agreement shall be written in Chinese or English, and sent by personal delivery, registered mail, repaid post, express or graphic facsimile to the following address of the receiving Party, or other address that it notifies the others from time to time, or the address of other person as designated by tithe date on which the notice is deemed to be actually served shall be determined as follows: (a) a notice sent by personal delivery shall be deemed to be served on the day of delivery; (b) a notice sent by letter shall be deemed to be served on the tenth (10th) day after the date when the pre-paid registered mail by air is sent out (subject to the postmark), or the fourth (4th) day after the date when it is handed over to the express service agency; and (c) a notice sent by fax shall be deemed to be served at the receipt time as shown on the fax receipt.

10.       Confidentiality

The Parties hereto acknowledge and confirm that all oral or written information exchanged among them hereunder are confidential (“Confidential Information”).All Parties shall keep the Confidential Information in strict confidential, and shall not disclose them to any third party without prior written consent of other Parties, other than the information: (a) that are already, or will be, made public (other than through arbitrary disclosure by the receiving Party); (b) that are required to be disclosed by rules or regulations of applicable laws or stock exchange; or (c) that are required to be disclosed by any Party to its legal or financial advisor for the transactions contemplated hereunder, on the condition that such legal or financial advisor should also assume the liability for confidentiality similar to that specified in this article. Any Party shall be held liable for disclosure of the Confidential Information in breach of this Agreement by any employee of or any entity engaged by such Party as if such disclosure is made by such Party itself. This Article 10 shall remain in force whether or not the Agreement is modified, rescinded, invalid, terminated or non-operative.

11.       Further Assurance

All Parties agree to promptly sign the documents or take further actions that are reasonably necessary or advisable for performing the Agreement.

12.       Miscellaneous

12.1              Modification, Amendment and Supplement

Any uncovered matter herein shall be agreed separately by all Parties through consultation. No amendment and supplement to this Agreement shall take effect unless it is made by all Parties in writing. Such amendment and the supplementary agreement to this Agreement and its appendix(es), once duly signed by all Parties, shall constitute an integral part of, and have the same legal effect as this Agreement.

12.2              Compliance with Laws and Regulations

All Parties shall comply with, and ensure that their operations fully conform to, all laws and regulations currently and publicly available in China.

12.3              Entire Agreement

All Parties confirm that as soon as the Agreement comes into force it shall constitute the entire agreement and consensus reached by the Parties on the contents hereof, and replace all oral and/or written agreements and consensus reached by both Parties on the contents hereof prior to the Agreement. The Appendix hereof shall constitute an integral part of, and has the same legal effect as this Agreement.

12.4              Headings

The headlines hereof are for convenience only, and shall not be used to interpret, explain or otherwise affect the meaning of the provisions hereof.

12.5              Severability

If any or several provisions hereof is/are determined or ruled to be invalid, ineffective, illegal or unenforceable in any respect by any court or arbitral body with jurisdiction in accordance with any law or regulation, the validity, effectiveness, legality and enforceability of the remaining provisions shall not be affected or impaired in any way. The Parties shall cease to perform such invalid, ineffective, illegal or unenforceable provisions, and revise them only to the extent that they are effective and enforceable for such specific fact and situation and mostly closest to their original intention.

12.6              Transfer

Neither Party B nor Party C may transfer its rights and obligations hereunder to any third party without prior written consent of Party A. Party B and Party C hereby agree that Party A may transfer its rights and obligations hereunder at its own discretion, and Party A is only obligated to notify Party B in writing on such transfer without obtaining Party B’s consent for such transfer. At the request of Party A, Party B shall sign with the transferee a supplementary agreement, or an agreement with contents substantially the same as that of this Agreement.

12.7              Successor

This Agreement shall be effective and binding upon all Parties and their successors, inheritors and assignee.

12.8              Survival

Any obligation arising from, or becoming due under, this Agreement before the expiration or early termination hereof shall remain in force after the expiration or early termination hereof.

12.9              Waiver

Failure of either Party to exercise its rights hereunder in a timely manner shall not be deemed to be a waiver of that right, nor shall it affect the Party’s future exercise of that right.

12.10       Counterpart

The Agreement is made in three (3) copies, with each Party holding one (1) of them, which shall have the same legal effect.

[No Body Text Below]

[Signature Page Only]

IN WITNESS WHEREOF, the Parties have caused the Agreement to be signed by their respective authorized representatives on the date first written above.

Party A: Shanghai Qiyue Information Technology Co., Ltd. (Seal)

Company seal: /s/ Shanghai Qiyue Information Technology Co., Ltd.

Signature of Legal (or Authorized) Representative:	/s/ WU Haisheng
WU Haisheng

[Signature Page Only]

IN WITNESS WHEREOF, the Parties have caused the Agreement to be signed by their respective authorized representatives on the date first written above.

Party B: Beijing Qibutianxia Technology Co., Ltd. (Seal)

Company seal: /s/ Beijing Qibutianxia Technology Co., Ltd.

Signature of Legal (or Authorized) Representative:	/s/ LIU Wei
LIU Wei

[Signature Page Only]

IN WITNESS WHEREOF, the Parties have caused the Agreement to be signed by their respective authorized representatives on the date first written above.

Party C: [Name of VIE] (Seal)

Company seal: /s/ [Name of VIE]

Signature of Legal (or Authorized) Representative:
/s/[Authorized Representative of VIE]
[Authorized Representative of VIE]

Appendix I

Form of Equity Transfer Agreement

This Equity Transfer Agreement (the “Agreement”) is signed by and between the following two parties in         , People’s Republic of China (“China”).

Transferor:

Transferee:

NOW THEREFORE, the two Parties reach an agreement on the equity transfer as follows:

1.                  The transferor agrees to transfer the [*] % of the equity of Shanghai Qiyu Information Technology Co., Ltd it holds to the Transferee at the price of [*], and the Transferee agrees to purchase the said equity.

2.                  After the equity transfer is completed, the Transferor will no longer enjoy the shareholders’ rights or undertake relevant obligations on the said equity, while the Transferee will enjoy the shareholders’ rights and assume the shareholders’ obligations instead.

3.                  Anything uncovered herein shall be agreed upon by both Parties in a supplemental agreement.

4.                  This Agreement shall come into force as of the date of signing of both Parties.

5.                  This Agreement is made in four (4) copies, with each party holding one (1) of them and the others for going through the registration of changes with relevant industrial and commercial administrative department.

Transferor:	Transferee:

Signed by:	Authorized signatory:
Signed on:	Signed on:

Appendix II

Form of Assets Transfer Agreement

This Assets Transfer Agreement (the “Agreement”) is signed by and between the following two parties in         , People’s Republic of China (“China”).

Transferor:

Transferee:

NOW THEREFORE, the two Parties reach an agreement on the asset transfer as follows:

1.              The transferor agrees to transfer relevant asset of Shanghai Qiyu Information Technology Co., Ltd it holds (subject to the appendix hereof “List of Purchased Assets”) to the Transferee at the price of [*] , and the Transferee agrees to purchase the said asset.

2.              Based on the principle of “transafer of personnel and business along with transfer of the underlying assets”, the personnel and businesses related to the said asset shall be transferred to the Transferee as well.

3.              From [the date of completion of the procedures for asset transfer/ base date of asset evaluation / date of final account audit], the creditor’s rights and liabilities related to the said asset shall be transferred to the Transferee along with the asset.

1.                  Anything uncovered herein shall be agreed upon by both Parties in a supplemental agreement.

2.                  This Agreement shall come into force as of the date of signing of both Parties.

3.                  This Agreement is made in four (4) copies, with each party holding one (1) of them and the others for going through the formalities for the transfer of ownership.

Attached: List of Purchased Assets

Transferor:	Transferee:

Signed by:	Authorized signatory:
Signed on:	Signed on:

Schedule of Material Differences

One or more persons entered into exclusive option agreement with Shanghai Qiyue Information Technology Co., Ltd. and Beijing Qibutianxia Technology Co., Ltd. using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of VIE	Unified Social Credit Code of VIE	Address of VIE	Name of the Authorized Representative of VIE	Execution Date
1	Shanghai Qiyu Information Technology Co., Ltd.	91310230MA1JXJYF7E	Room A1-5962, Fumin Branch Road No. 58, Hengsha Town, Chongming County, Shanghai (Hengtai Economic Development Zone, Shanghai)	LIU Wei	September 10, 2018
2	Fuzhou 360 Online Microcredit Co., Ltd.	91350100MA2Y4D6073

Section 018, Room 201, 2/F, Affiliated Building of the Regulatory Building, Processing Trade Zone of the Free Trade Port Area, Fuzhou City, Fujian Province (Xinjiang Road No. 9, Xincuo Town, Fuqing City)

				ZHAO Qian	September 10, 2018
3	Fuzhou 360 Financing Guarantee Co., Ltd.	91350100MA31UJWL4W	32# Building, Xihong Road No. 528, Jinniushan Software Park, Gulou District, Fuzhou City, Fujian Province	ZHAO Qian	September 10, 2018